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                                                                    EXHIBIT 99.2


                       EXCHANGE OFFER FOR ALL OUTSTANDING


                          6.30% SENIOR NOTES DUE 2009


                                      AND


                        6.90% SENIOR DEBENTURES DUE 2029


                                       OF


                       FEDERATED DEPARTMENT STORES, INC.

                 PURSUANT TO THE PROSPECTUS DATED MAY 11, 1999


To: Brokers, Dealers, Commercial Banks,
    Trust Companies, and Other Nominees:


     Federated Department Stores, Inc. (the "Company") is offering, upon the terms and subject to conditions set forth in the Prospectus, dated May 11, 1999 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange its 6.30% Senior Notes due 2009 which have been registered under the Securities Act of 1933 for a like principal amount of its outstanding 6.30% Senior Notes due 2009 (the "Original Notes"), and to exchange its 6.90% Senior Debentures due 2029 which have been registered under the Securities Act of 1933 for a like principal amount of its outstanding 6.90% Senior Debentures due 2029 (the "Original Debentures" and, together with the Original Notes, the "Original Securities"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated March 18, 1999, by and among the Company and the initial purchasers of the Original Securities from the Company.


     Please forward to your clients for whose accounts you hold Original Securities registered in your name or in the name of your nominee copies of the following enclosed documents:


          1. Prospectus dated May 11, 1999;


          2. The Letter of Transmittal to tender Original Securities for your use and for the information of your clients;

          3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the other procedures for tendering Original Securities set forth in the Prospectus cannot be completed on a timely basis;

          4. A form of letter which may be sent to your clients for whose account you hold Original Securities registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

          5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

          6. Return envelopes addressed to Citibank, N.A., the Exchange Agent for the Exchange Offer.


     YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 14, 1999, UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION DATE"). ORIGINAL SECURITIES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.



     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (with any required signature guarantees) or, at the option of the tendering holder in the case of a book-entry tender, an agent's message (as defined in the Prospectus), and any other required documents, should be sent to the Exchange Agent and certificates representing the Original Securities should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

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     If holders of Original Securities desire to tender their Original
Securities, but it is impracticable for them to deliver the certificates for such Original Securities or other required documents or to complete the procedures for book-entry transfer prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures."

     The Company will, upon request, reimburse brokers, dealers, commercial banks, and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Original Securities held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Original Securities pursuant to the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Citibank, N.A., the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                            Very truly yours,

                                            FEDERATED DEPARTMENT STORES, INC.

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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